UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 3, 2010
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-5560	04-2302115

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Sylvan Road, Woburn,
Massachusetts	01801

(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code: 781-376-3000
Not Applicable
Former name or former address, if changed since last
report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-l2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01.	Other Events.
     On August 3, 2010, Skyworks Solutions, Inc.’s (“the Company”) Board of Directors approved a stock repurchase program, pursuant to which the Company is authorized to repurchase up to $200 million of the Company’s common stock from time to time on the open market or in privately negotiated transactions as permitted by securities laws and other legal requirements.
     The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors. The repurchase program may be suspended or discontinued at any time. The repurchase program will be funded using the Company’s working capital.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.
August 5, 2010	By:	/s/ Mark V.B. Tremallo
		Name:	Mark V.B. Tremallo
		Title:	Vice-President, General Counsel and Secretary